Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of Resonant Inc. of our report dated March 12, 2020 relating to the consolidated financial statements as of and for the year ended December 31, 2019, appearing in the Annual Report on Form 10-K of Resonant Inc. for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Sherman Oaks, California
May 13, 2021